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RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK P.O. Box 5144 Albany,
New York 12205

ADVANCESOURCE(SM) ACCELERATED BENEFIT RIDER APPLICATION              (RIVERSOURCE(R) INSURANCE LOGO)

i This rider is not available for policies with Death Benefit
  Option 2
                                                                     Client ID
RECEIPT OF ACCELERATED DEATH BENEFITS MAY AFFECT ELIGIBILITY FOR
PUBLIC ASSISTANCE PROGRAMS SUCH AS MEDICAL ASSISTANCE (MEDICAID),    ___________________________ 001
AID TO FAMILIES WITH DEPENDENT CHILDREN AND SUPPLEMENTAL SECURITY
INCOME.

PART 1 ACCELERATED BENEFIT INSURED (INSURED) AND OWNER INFORMATION

1. INSURED: Is Insured the Owner? [ ] Yes [ ] No OWNER IF OTHER THAN INSURED: ______________________

Insured's Name: _________________________________   _________   ____________________________________

PART 2 RIDER SPECIFIED AMOUNT AND MONTHLY BENEFIT PERCENT

Rider Specified Amount: $________________________

Monthly Benefit Percent: [ ] 1%   [ ] 2%   [ ] 3%                    If nothing chosen, it will
                                                                     be 1%.

PART 3 PROTECTION AGAINST UNINTENDED LAPSE OR TERMINATION

I, the owner, understand that I have the right to designate at least one person other than myself to receive written notice of lapse or termination of the policy while this rider is attached. I understand that such notice will not be sent until 30 days after the rider charge is due and unpaid.

[ ] 1.  I elect (complete information below)

[ ] 2. I DO NOT elect to designate a person to receive such notice   If nothing chosen, it will be
                                                                     election 2.

Name _______________________________________   _________   _________________________________________


Home Address: ____________________________________________________
                                                                     State            ZIP code

City _____________________________________________________________   ______________   ______________

PART 4 INSURANCE COVERAGE INFORMATION (INSURED)

1.   Are you covered by Medicaid?                                        [ ] Yes          [ ] No

2.   Do you currently have, or have you had during the last twelve       [ ] Yes          [ ] No
     months, another long-term care, accident, sickness, health or medical insurance policy or certificate in force (including a health care service contract or health maintenance
     organization contract)?

3.   Do you intend to replace any of your long-term care, accident,      [ ] Yes          [ ] No
     sickness, health or medical coverage with the coverage
     applied for?

4.   Do you have any other life insurance policies or annuity            [ ] Yes          [ ] No
     contracts currently in force that provide similar
     long-term care coverage?

5.   Have you ever been denied coverage for a long-term care rider       [ ] Yes          [ ] No
     or policy? If yes, provide details:

Details for "YES" answers to insurance coverage information (Questions 2-4)

                                                         Currently in force?
Company   Policy/Certificate No.   Type and Amount   If no, provide date of lapse    Being Replaced?
-------   ----------------------   ---------------   ----------------------------   ----------------
                                                     [ ] Yes   [ ] No               [ ] Yes   [ ] No
                                                     [ ] Yes   [ ] No               [ ] Yes   [ ] No
                                                     [ ] Yes   [ ] No               [ ] Yes   [ ] No
                                                     [ ] Yes   [ ] No               [ ] Yes   [ ] No

(GRAPHIC)

Sign on page 3                                                             (C) 2009 RiverSource Life
                                                                          Insurance Co. of New York.
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138754                                                              A (06/09)(1)


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PART 5 MEDICAL INFORMATION (INSURED)

1.   Have you, to the best of your knowledge and belief, ever had, consulted with, been tested for
     (except for an HIV test), or treated by a doctor, medical practitioner or any other type of health care provider for any of the following:

     a)   Alzhiemer's Disease, dementia, or organic brain                [ ] Yes          [ ] No
          syndrome?

     b)   Ataxia, transverse myelitis, myesthemia gravis,                [ ] Yes          [ ] No
          blindness or post-polio syndrome?

     c)   Parkinson's Disease, Muscular Dystrophy, Huntington's          [ ] Yes          [ ] No
          Chorea, Motor Neuron Disease, Lou Gehrig's Disease (ALS)
          or Multiple Sclerosis?

     d)   Falls, paralysis, numbness, tremors, imbalance or any          [ ] Yes          [ ] No
          condition which limits motion or mobility?

2.   Do you currently:

     a)   Require or use any assistance devices such as a                [ ] Yes          [ ] No
          wheelchair, walker, multi-prong cane, hospital bed,
          dialysis, respirator oxygen, motorized cart or stair
          lift?

     b)   Require any assistance in doing the following: bathing,        [ ] Yes          [ ] No
          eating, dressing, toileting, walking, transferring or
          maintaining continence?

     c)   Require any assistance or supervision in performing            [ ] Yes          [ ] No
          everyday activities: taking medication, doing housework,
          laundry, shopping or meal preparation?

     d)   Receive any disability benefits, Worker's Compensation         [ ] Yes          [ ] No
          or State Disability or Social Security Disability?

     e)   Reside in, have been advised to enter or are planning to       [ ] Yes          [ ] No
          enter a long-term care facility, nursing home, assisted
          living facility, custodial facility, or receiving home
          health care services or attending an adult day care
          center?

Details for "YES" answers to medical information in Part 5

                                                                                Doctor, Medical
          Illness, Treatment                                               Practitioner, Health Care
           (include specific                                                  Provider, Clinic, or
            diagnosis and                                If disabled, how      Hospital Complete
Question      medication)     Onset Date  Recovery Date       long?        Address, and Phone Number
--------  ------------------  ----------  -------------  ----------------  -------------------------


3.   Please list all current medications and the prescribing doctor for each medication.

                 Medication                      Doctor, Medical Practitioner, Health Care Provider
--------------------------------------------    ----------------------------------------------------
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PART 6 AGREEMENT & ACKNOWLEDGEMENT

I agree as follows: I, the owner, am applying for an acceleration of life insurance death benefits under the AdvanceSource Accelerated Benefit rider that will become part of the life insurance policy.
I, the owner, understand that this application will form part of the basis of coverage under the policy and that coverage for this rider will take effect on the Date shown under Policy Data. I understand that this rider covers only the Accelerated Benefit Insured who is the base insured person named in the policy. The statements and answers in this application from the Accelerated Benefit
Insured and the owner are true and complete to the best of my(our) knowledge and belief.

CAUTION: IF YOUR ANSWERS ON THIS APPLICATION FAIL TO INCLUDE ALL MATERIAL INFORMATION REQUESTED, WE
HAVE THE RIGHT TO DENY BENEFITS OR RESCIND YOUR POLICY AND THE RIDER.

ACKNOWLEDGEMENT: I have received the rider Outline of Coverage, Long-Term Care Insurance Potential
Rate Increase Disclosure, a Replacement Notice (if applicable) and the Shopper's Guide to Long-Term
Care Insurance (if required by law in the state in which this rider is delivered.)

Disclosure: The receipt of Accelerated Benefits may or may not be taxable. You should consult your tax advisor as to the taxation of any Accelerated Benefits.

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be subject to state fraud penalties. Refer to the life insurance application for your state's specific fraud disclosure, if applicable.

Under federal income tax law, I, the owner have the right to elect not to have withholding taxes apply. I acknowledge that I do not want any Federal income tax withheld relating to any taxable distributions deducted from my policy account value to pay the monthly cost for this rider. This acknowledgement will be valid on the date signed below and is effective until revoked.

I acknowledge that this rider has a pre-existing condition limitation and if a doctor has provided treatment or recommended treatment for any injury or illness or other condition within the month period prior to issuance of this rider for which I am applying, no coverage will be provided for that illness or injury or other condition until 6 months after this rider has been issued.

Insured's Signature                                 Insured's Name (Print)

X
------------------------------------------------    ------------------------------------------------


Owner's Signature (if other than Insured)           Date (MMDDYYYY)

X
------------------------------------------------    ------------------------------------------------

ADVISOR'S REPORT

List all long-term care, accident, sickness, health or medical insurance policies that you have sold to the applicant:

                                                  Sold in the past five years that are no longer
In force:                                         in force:

Company  Policy/Certificate No.  Type and Amount  Company  Policy/Certificate No.  Type and Amount
-------  ----------------------  ---------------  -------  ----------------------  ---------------

You certify that you personally requested the information in this application and witnessed its signing and received any money that was paid. You also certify that you truly and accurately recorded on the application the information supplied by the applicant. You are not aware of anything detrimental to the risk that is not recorded in this application. To the best of your knowledge and belief, the information provided in this application regarding replacement of existing insurance is true and accurate.

FOR REPLACEMENTS ONLY: You certify that you have reviewed the current accident and health insurance coverage of the applicant and find that the indicated replacement, or the additional coverage of the type and amount applied for, is appropriate for the applicant's needs.

Advisor's Signature                                 Advisor Number

X
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